Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-9420, 33- 17594 and 33-64421) of Ben & Jerry's Homemade, Inc. of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule of Ben & Jerry's Homemade, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 1996.



                                                              ERNST & YOUNG LLP

Boston, Massachusetts
March 25, 1997